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Exhibit 99.1

                              TERMINATION AGREEMENT

         This Termination Agreement (the "Agreement") is entered into as of March 5, 2002 by and between ScanSoft, Inc., a Delaware corporation ("ScanSoft"), and Robert Teresi ("Teresi").

                                    RECITALS

         A. ScanSoft and Teresi are parties to that certain Non-Competition and Consulting Agreement, dated January 15, 2000 (the "Consulting Agreement").

         B. The parties desire to accelerate the payment date for the cash bonus pursuant to the Consulting Agreement and otherwise amend the payment schedule as set forth below and to terminate the Consulting Agreement on the terms and conditions set forth herein.

         In consideration of the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.       Payment of Consideration; Termination of Options.

                  (a) Section 2(a) of the Consulting Agreement. Section 2(a) of the Consulting Agreement shall be amended so that the calculation of the Cash Bonus shall be as of February 12, 2002. In full payment and satisfaction of the Cash Bonus calculated as of February 12, 2002, (i) no later than one (1) business day after the date of this Agreement, ScanSoft shall deliver to Teresi One Million Dollars ($1,000,000) by wire transfer, per Teresi's instructions; and (ii) ScanSoft shall make eight consecutive quarterly payments to Teresi in accordance with the following schedule (the "Deferred Payments"): May 15, 2002; August 15, 2002; November 15, 2002; February 15, 2003; May 15, 2003; August 15,
2003; November 15, 2003; and February 15, 2004. Each Deferred Payment shall be in the amount of Four Hundred Nine Thousand Five Hundred Twenty-Nine Dollars ($409,529.00). By February 15, 2004, all outstanding Deferred Payments shall be due and payable in full. Any Deferred Payment not made when due, whether on a stated payment date, by acceleration or otherwise, shall bear interest at six percent (6%) per annum. Any Deferred Payment may be prepaid in whole or in part at any time, without premium or penalty.

                  (b) Events of Default. In the event that ScanSoft shall fail to pay when due any Deferred Payment, then if such payment is not made within five (5) business days of the due date, then Teresi may, on five (5) business days notice to ScanSoft, declare all of the Deferred Payments to be immediately due and payable, unless ScanSoft cures the default prior to the expiration of such five (5) business day notice period. In addition, in the event that (i) ScanSoft files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing, (ii) an involuntary petition is filed against ScanSoft (unless


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such petition is dismissed or discharged within sixty (60) days under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of ScanSoft, or
(iii) there is a sale, lease or other disposition of all or substantially all of the assets of ScanSoft; or a consolidation or merger of ScanSoft with or into any other corporation or other entity or person; or any other corporate reorganization in which the stockholders of ScanSoft immediately prior to such consolidation, merger or reorganization, own less then 50% of ScanSoft's outstanding voting power of the surviving entity, or its parent, following the consolidation, merger or reorganization; or any transaction or series of related transactions involving a person or entity, or a group of affiliated persons or entities, in which in excess of fifty percent (50%) of ScanSoft's outstanding voting power is transferred, then Teresi may declare all of the Deferred Payments to be immediately due and payable (except that, upon the occurrence of an event described in clause (i) or (ii) above, all of the Deferred Payments shall automatically be immediately due and payable).

                  (c) Section 2(d) of the Consulting Agreement. Section 2(d) of the Consulting Agreement shall be amended so that the exercise period applicable to Teresi's stock options referenced in Section 2(d) of the Consulting Agreement (the "Options") shall be amended such that the last day the Options could be exercised is the date of this Agreement. From and after that date, all such outstanding and unexercised Options shall be deemed cancelled, terminated and of no further force and effect. All other outstanding stock options issued by ScanSoft to Teresi shall remain in full force and effect, exercisable in accordance with their terms.

         2. Termination of Consulting Agreement. Effective as of the date of Teresi's receipt of the $1,000,000 referred to in Section 1(a) above, the Consulting Agreement is terminated, and all provisions of the Consulting Agreement shall be null and void and of no further force and effect.

         3. Release.

                  (a) ScanSoft and Teresi, on behalf of themselves and each of their past, present and future predecessors in interest, successors in interest, assigns, insurers, parent companies, subsidiaries, officers, directors, stockholders, partners, employees, agents, investors, and attorneys, and any persons acting in concert with them (collectively, "Releasors"), hereby fully and forever mutually release and discharge one another and their respective Releasors from any and all claims, demands, liens, agreements, contracts, covenants, debts, costs, expenses, damages, judgments, orders, and liabilities of whatever kind or nature, in law, equity, or otherwise, whether now known or unknown, vested or contingent, suspected or unsuspected, and whether or not concealed or hidden, which have existed, or which do exist, which arise out of, or are in any way connected with, the Consulting Agreement or any of the transactions contemplated thereby (collectively, the "Claims"), other than Claims arising in connection with this Agreement. This release and discharge shall include, without in any way limiting the generality of the foregoing language, any and all Claims pursuant to any federal, state, or local law or cause of action, including any and all Claims connected with the transactions, occurrences, acts, or omissions which were, or might, or could have been alleged in connection with the Consulting Agreement, other than Claims arising in connection with this Agreement and


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the transactions contemplated hereby, and including without limitation any and all Claims for breach of contract (both express and implied), breach of a covenant of good faith and fair dealing (both express and implied), fraudulent inducement, negligent or intentional interference with contract or prospective economic advantage; provided further however, that this Section 3 shall not in any way release any claims, demands, liens, agreements, covenants, debts, costs, expenses, damages, judgments, orders and liabilities arising in any way in connection with the Robert Teresi Executive Compensation and Benefits Continuation Agreement, dated as of December 28, 1994, between Teresi and Caere Corporation (the "Compensation Agreement"), which shall remain in full force and effect.

                  (b) Each party represents and warrants on its behalf, and on behalf of its Releasors, that it is fully entitled to give this release.

                  (c) Each party acknowledges on its behalf, and on behalf of its Releasors, that it has been advised by legal counsel and is familiar with the provisions of Section 1542 of the California Civil Code 1542, which provides as follows:

                  "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

                  Each Releasor hereby waives and relinquishes all rights and benefits that it may have under Section 1542 of the California Civil Code, or the law of any other state or jurisdiction, or common law principle, to the same or similar effect.

         4. Governing Law. This Agreement shall be governed by the laws of the State of California without regard to the conflicts of laws principles thereof.

         5. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and neither party shall be liable or bound to the other in any manner by any oral or written representations, warranties, covenants and agreements with respect to the subject matter hereof except as specifically set forth herein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

         6. Amendment and Waiver. This Agreement may be amended or modified only upon the written consent of Teresi and ScanSoft. The obligations of ScanSoft and the rights of Teresi under this Agreement may be waived only with the written consent of Teresi.

         7. Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.


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         8. Counterparts. This Agreement may be executed in counterparts, which taken together will constitute one and the same Agreement.

         9. Attorney Fees. In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, Teresi shall be entitled to recover from ScanSoft all fees, costs and expenses of enforcing any right of Teresi under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals. In addition, ScanSoft hereby agrees to promptly reimburse Teresi, up to a maximum amount of $10,000, for one-half (1/2) of the reasonable and documented legal fees Teresi incurs or has incurred in connection with the negotiation and execution of this Agreement.

         10. Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors, and administrators.

         11. Headings; Titles. The titles of the sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         12. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours, if not, then on the next business day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature page hereof or at such other address as such party may designate by ten (10) days advance written notice to the other party hereto.

         13. Acceleration of the Deferred Payments; Taxes. ScanSoft and Teresi agree that under applicable law, the Deferred Payments do not constitute income to Teresi until paid and that the payments provided for in this Agreement do not constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"). ScanSoft and Teresi agree not to take any position inconsistent with the preceding sentence in any return, information statement or other filing made with the Internal Revenue Service or a state tax authority (collectively, the "IRS"). Nevertheless, in the event that the IRS asserts that Teresi is required to pay any federal or state income taxes on any of the Deferred Payments prior to the time when such Deferred Payment is due to be paid to Teresi by ScanSoft, then all unpaid Deferred Payments will become immediately due and payable. In the event that the IRS asserts that the payments provided for in this Agreement constitute "parachute payments" within the meaning of Section 280G of the Code, and will be subject to the excise tax imposed by Section 4999 of the Code, then Teresi shall receive (i) a payment from ScanSoft sufficient to pay such excise tax, and (ii) an additional payment from ScanSoft sufficient to pay the income, employment, excise and any other taxes arising from the payments made by ScanSoft to or for the benefit of Teresi pursuant to Section 13(i) above, so that Teresi shall be fully reimbursed for


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any excise tax and any taxes associated with the payments to reimburse Teresi for such excise tax. In the event that the excise tax initially determined by the IRS later is increased or decreased by the IRS or a court of competent jurisdiction, ScanSoft and Teresi agree to promptly make such additional payment, including interest and any tax penalties, to the other party as is appropriate in accordance with this Section 13 to ensure that the net economic effect to Teresi under this Section, on an after-tax basis, is as if the Code
Section 4999 excise tax did not apply to Teresi. Notwithstanding the above or anything to the contrary contained in this Agreement, ScanSoft's obligation to make payments to Teresi pursuant to (i) and (ii) of this Section 13 shall not exceed in the aggregate $800,000.

         IN WITNESS WHEREOF, the parties have executed this Termination Agreement as of the date first set forth above.

SCANSOFT, INC.


By:      /s/ RICHARD S. PALMER                    /s/ ROBERT TERESI
   --------------------------------              ------------------------------
                                                  Robert Teresi

Name:    Richard S. Palmer
     ------------------------------

Title:   SVP & CFO
      ------------------------------

Address: 9 Centennial Drive                 Address:  117 Loma Vista Court
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         Peabody, MA 01960                            Los Gatos, CA 95032
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